Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports First Quarter 2020 Financial Results

- Strong Revenue Growth and Expense Control Drives Substantial Profit Growth -
- Strong Liquidity Position to Fund Continued Growth -
- Qualifies as an "Essential Service" Under Most Government Directives -
- Maintains 2020 Guidance Range -

First Quarter 2020 Financial Highlights:
•Revenues of $212.4 million, an increase of 42%
•GAAP EPS of $0.13
•Non-GAAP EPS of $0.15, an increase of 650%
•Adjusted EBITDA of $21.2 million, an increase of 50%

FRAMINGHAM, MA - May 4, 2020 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended March 31, 2020. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“2020 is off to a very strong start, showcasing Ameresco’s resilient business model characterized by excellent year-end project and asset backlog and healthy asset and O&M businesses generating recurring revenue,” said George P. Sakellaris, President and Chief Executive Officer. “In the first quarter, we achieved exceptional revenue growth, led by the very strong performance of our Projects business. Anticipating potential COVID-19 disruptions, we worked collectively with our customers to accelerate project execution in order to avoid delays.”

“In most of the states and federal facilities in which we operate, each of Ameresco’s three operating groups is considered to provide “essential services”, which has minimized the COVID-19 impact on our ability to execute projects and develop our asset portfolio. Throughout this health crisis, Ameresco has demonstrated its commitment to the health, safety and wellbeing of employees, customers, partners and the communities in which we operate. We have implemented risk prevention policies consistent with CDC guidelines and local authorities, provided personal protective equipment for all field personnel, and adopted company-wide teleworking practices.

"Ameresco has entered this crisis with strong financial resources and is well positioned to support our future growth. We ended the first quarter with $40 million in cash, along with enhanced availability on our bank line of credit. The project finance market remains readily accessible, and we believe we have access to sufficient funds to finance our expected asset development pipeline.

“We continue to prioritize customer activities and projects in construction especially in those locations where we provide critical operations support. In most cases, we are fortunate to have local support and are already working closely to ensure projects and operations run smoothly while mitigating any concerns. While our development and construction activity continues with only minor delays, we have noted a slowdown in new project and asset bid and conversion activity as many potential customers have shifted priorities to the COVID-19 crisis. As with other disruptions we have faced in the past, we believe this is a matter of timing as customers remain fully committed to their cost savings, infrastructure upgrades and sustainability goals,” said George P. Sakellaris, President and Chief Executive Officer.

First Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Revenues were $212.4 million, compared to $150.1 million. This represented 42% growth driven primarily by stronger project revenue as the company proactively capitalized on additional business before potential COVID-19 related disruptions. Operating income was $9.5 million compared to $6.5 million, an increase of 46%. Net income attributable to common shareholders was $6.2 million compared to $4.1 million. Non-GAAP net income was $7.4 million compared to $0.8 million. Adjusted EBITDA, a non-GAAP financial measure, was $21.2 million, compared to $14.2 million, an increase of 50%, driven by operating leverage from stronger execution on projects and operating expense control. EPS was $0.13 compared to $0.09, and non-GAAP EPS was $0.15 compared to $0.02, an increase of 650%.

Project Backlog and Awards
Total project backlog at March 31, 2020 was $2.2 billion and was comprised of:
•$1.1 billion in contracted backlog representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next one to three years, on average; and
•$1.1 billion of awarded projects, representing projects in development for which we do not have signed contracts.

First Quarter Project Highlights:

•U.S. Army Engineering and Support Center Huntsville awarded Ameresco a new contract vehicle, referred to as UMCS V (utility monitoring and control systems). This contract can be used for servicing/upgrades on HVAC systems, controls systems, and electronic security systems for Federal Agencies, and is worth a total programmatic contract capacity of $2.1 billion over a seven-year period.
•Demonstrating Ameresco’s capacity to do design build for large infrastructure projects, the Navy awarded Ameresco a Multiple Award Construction Contract for Disaster Relief at Marine Corps Sites in North Carolina. This is a large construction contract vehicle issued by Naval Facilities Command MidAtlantic (NAVFAC MIDLANT) with a capacity of $975 million over five years. Ameresco was one of 5 awardees under this prime contract.
•Ameresco completes citywide street light conversion project in Phoenix, AZ, replacing nearly 100,000 standard street lights with LEDs to reduce energy consumption and generate $3.5M in annual energy savings.
•Ameresco and New Bedford Housing Authority announce $12.7M contract to provide energy and water cost savings, along with 2.4 MW of solar power generation.
•McKinleyville Community Services District in California selected Ameresco to develop an integrated community microgrid including battery storage, PV and an existing diesel generator.
•Ameresco completed energy efficiency project for the City of St. Peter, MN, a $2.6 million ESPC to reduce municipal energy consumption and operating costs.
•Ameresco nationally recognized as one of the Best and Brightest Companies to Work For by the National Association for Business Resources (NABR).

Ameresco Asset Metrics
Total operating assets were 255 MWe, assets in development were 298 MWe
•$900 million estimated contracted revenue and incentives during PPA period
•14-year weighted average PPA remaining

First Quarter Asset Highlights:

•7 MWe placed into operations
•Philips Farm, NY 6.2 MW solar added to development pipeline
•Hampden, MA 5.8MW solar added to development pipeline

Contracted O&M Backlog
Total O&M backlog of $1.1 billion with a 16-year weighted average lifetime

First Quarter O&M Highlights:
•McKinleyville Community Services District design and build an integrated microgrid including battery storage, PV and an existing diesel generator

Summary and Outlook
“First quarter results along with our substantial backlog position Ameresco for considerable year-on-year growth in 2020. We are maintaining the guidance we provided with our fourth quarter results. While we normally do not provide quarterly guidance, given the unusual circumstances we will provide some color on the second quarter. We anticipate second quarter revenue to be down sequentially due to the proactive pull forward of $20 million dollars of project revenue that contributed to our strong first quarter revenue results. We also expect an additional $10 million dollars of revenue will be pushed out of the second quarter to the second half of the year as a result of project delays. The combination of the revenue shifts along with incremental remobilization costs will reduce operating income by approximately $6 million dollars. This guidance is predicated on a return to a more normal operating environment allowing a resumption of contract bidding and conversions by mid-year.

“More than ever, we see the need for the services that Ameresco provides – resiliency, cost savings, efficiency and carbon free energy - to our customers. In the aftermath of the COVID-19 crisis, we expect clients, especially municipalities and institutions, to be focused on reducing operating costs and upgrading their infrastructure, which we believe will drive additional growth opportunities for Ameresco,” Mr. Sakellaris concluded.

The Company’s guidance excludes the impact of any non-controlling interest activity and any additional charges relating to the Company's restructuring activities, as well as any related tax impact.

FY 2020 Guidance
Revenue	$910 million	$980 million
Gross Margin	18.5%	19.5%
Adjusted EBITDA	$102 million	$112 million
Interest Expense & Other	$17 million	$19 million
Effective Tax Rate	8%	12%
Non-GAAP EPS	$0.86	$0.96

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss results. The conference call will be available via the following dial in numbers:
•U.S. Participants: Dial 1-877-359-9508 (Access Code: 6298527)
•International Participants: Dial 1-224-357-2393 (Access Code: 6298527)
Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 4, 2020. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on our financial condition, results of operations, cash flows and performance and the global economy and financial markets. The extent to which COVID-19 impacts us, suppliers, customers, employees and supply chains will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,351	$33,223
Restricted cash	15,012	20,006
Accounts receivable, net	110,742	95,863
Accounts receivable retainage, net	21,265	16,976
Costs and estimated earnings in excess of billings	189,566	202,243
Inventory, net	9,229	9,236
Prepaid expenses and other current assets	28,052	29,424
Income tax receivable	7,135	5,033
Project development costs	16,740	13,188
Total current assets	438,092	425,192
Federal ESPC receivable	239,156	230,616
Property and equipment, net	9,952	10,104
Energy assets, net	596,492	579,461
Deferred income tax	2,470	—
Goodwill	57,741	58,414
Intangible assets, net	1,408	1,614
Operating lease assets	32,444	32,791
Other assets	35,828	35,821
Total assets	$1,413,583	$1,374,013

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and capital lease liabilities	$69,282	$69,969
Accounts payable	182,354	202,416
Accrued expenses and other current liabilities	32,528	31,356
Current portion of operating lease liabilities	5,360	5,802
Billings in excess of cost and estimated earnings	25,350	26,618
Income taxes payable	1,205	486
Total current liabilities	316,079	336,647
Long-term debt and capital lease liabilities, net of current portions and deferred financing fees	285,553	266,181
Federal ESPC liabilities	276,177	245,037
Deferred income taxes, net	—	115
Deferred grant income	6,682	6,885
Long-term portions of operating lease liabilities, net of current	29,104	29,101
Other liabilities	35,872	29,575
Redeemable non-controlling interests	31,939	31,616

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—

	March 31,	December 31,
	2020	2019
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 31,611,956 shares issued and 29,510,161 shares outstanding at March 31, 2020, 31,331,345 shares issued and 29,230,005 shares outstanding at December 31, 2019	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2020 and December 31, 2019	2	2
Additional paid-in capital	136,591	133,688
Retained earnings	320,660	314,459
Accumulated other comprehensive loss, net	(13,291)	(7,514)
Treasury stock, at cost, 2,101,795 shares at March 31, 2020 and 2,101,340 shares at December 31, 2019	(11,788)	(11,782)
Total stockholders' equity	432,177	428,856
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,413,583	$1,374,013

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Revenues	$212,413	$150,112
Cost of revenues	173,967	117,480
Gross profit	38,446	32,632
Selling, general and administrative expenses	28,924	26,083
Operating income	9,522	6,549
Other expenses, net	5,389	3,421
Income before provision for income taxes	4,133	3,128
Income tax provision (benefit)	(2,503)	257
Net income	6,636	2,871
Net loss (income) attributable to redeemable non-controlling interests	(435)	1,276
Net income attributable to common shareholders	$6,201	$4,147
Net income per share attributable to common shareholders:
Basic	$0.13	$0.09
Diluted	$0.13	$0.09
Weighted average common shares outstanding:
Basic	47,384	46,293
Diluted	48,497	47,654

AMERESCO, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$6,636	$2,871
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	9,299	8,407
Depreciation of property and equipment	833	619
Amortization of debt issuance costs	660	693
Amortization of intangible assets	179	213
Accretion of ARO and contingent consideration	21	51
Provision for bad debts	49	77
Loss on disposal / sale of assets	—	(2,160)
Net gain from derivatives	(223)	(723)
Stock-based compensation expense	429	385
Deferred income taxes	(1,217)	—
Unrealized foreign exchange loss (gain)	212	(59)
Changes in operating assets and liabilities:
Accounts receivable	(14,161)	4,718
Accounts receivable retainage	(4,445)	(1,201)
Federal ESPC receivable	(39,946)	(26,986)
Inventory, net	7	(1,165)
Costs and estimated earnings in excess of billings	12,181	(1,027)
Prepaid expenses and other current assets	1,233	(2,939)
Project development costs	(3,224)	(3,688)
Other assets	8	549
Accounts payable, accrued expenses and other current liabilities	(17,241)	(40,976)
Billings in excess of cost and estimated earnings	(956)	809
Other liabilities	(586)	(228)
Income taxes payable	(1,388)	3,666
Cash flows used in operating activities	(51,640)	(58,094)
Cash flows from investing activities:
Purchases of property and equipment	(724)	(1,287)
Purchases of energy assets	(28,497)	(23,334)
Acquisitions, net of cash received	—	(1,279)
Contributions to equity investment	(127)	(192)
Cash flows used in investing activities	(29,348)	(26,092)
Cash flows from financing activities:
Payments of financing fees	(155)	—
Proceeds from exercises of options and ESPP	2,473	649
Repurchase of common stock	(6)	—
Proceeds from senior secured credit facility, net	31,000	11,373
Proceeds from Federal ESPC projects	61,198	39,598
Proceeds for energy assets from Federal ESPC	1,541	1,732
Contributions from redeemable non-controlling interests, net of distributions	(103)	(103)
Payments on long-term debt	(12,019)	(5,716)
Cash flows from financing activities	83,929	47,533
Effect of exchange rate changes on cash	(509)	140
Net increase (decrease) in cash, cash equivalents and restricted cash	2,432	(36,513)
Cash, cash equivalents and restricted cash, beginning of period	77,264	97,914
Cash, cash equivalents and restricted cash, end of period	$79,696	$61,401

Non-GAAP Financial Measures (in thousands)

	Three Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$6,201	$4,147
Impact from redeemable non-controlling interests	435	(1,276)
Plus: Income tax provision (benefit)	(2,503)	257
Plus: Other expenses, net	5,389	3,421
Plus: Depreciation and amortization of intangible assets	10,311	9,239
Plus: Stock-based compensation	429	385
Plus: Restructuring and other charges	976	149
Less: Gain on deconsolidation of VIE	—	(2,160)
Adjusted EBITDA	$21,238	$14,162
Adjusted EBITDA margin	10.0%	9.4%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$6,201	$4,147
Impact from redeemable non-controlling interests	435	(1,276)
Plus: Restructuring and other charges	976	98
Less: Gain on deconsolidation of VIE	—	(2,160)
Less: Income tax effect of non-GAAP adjustments	(212)	—
Non-GAAP net income	$7,400	$809

Diluted net income per common share	$0.13	$0.09
Effect of adjustments to net income	0.02	(0.07)
Non-GAAP EPS	$0.15	$0.02

Adjusted cash from operations:
Cash flows from operating activities	$(51,640)	$(58,094)
Plus: proceeds from Federal ESPC projects	61,198	39,598
Adjusted cash from operations	$9,558	$(18,496)

	As of March 31,
	2020	2019
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,130,300	$1,283,000
Fully-contracted	1,049,860	753,600
Total construction backlog	$2,180,160	$2,036,600

Energy assets in development(2)	$658,600	$549,300

	Three Months Ended March 31,
	2020	2019
	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$86,000	$114,000
New awards(1)	$55,000	$155,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2020
	Low	High
Operating income(1)	$58,000	$66,000
Depreciation and amortization of intangible assets	42,000	43,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	1,000	1,000
Adjusted EBITDA	$102,000	$112,000

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a variable interest entity ("VIE"). We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-

based compensation expense, restructuring charges, and gain upon deconsolidation of a VIE. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, gain upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.